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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 14, 2006

                                  ____________

                             NATIONAL LAMPOON, INC.
               (Exact name of registrant as specified in Charter)



           Delaware                   0-15284             95-4053296
(State or other jurisdiction of     (Commission         (IRS Employee
 incorporation or organization)      File No.)        Identification No.)

                       8228 Sunset Boulevard, Third Floor
                          Los Angeles, California 90046
                    (Address of Principal Executive Offices)

                                  310-474-5252
                            (Issuer Telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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Item 5.02    Departure of Directors or Principal Officers; Election of
             Directors.

             On September 13, 2006 Mr. Joshua Finkenberg resigned as a member of the registrant's Board of Directors. Mr. Finkenberg served on the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Finkenberg's resignation was not as a result of a disagreement with the registrant on any matter relating to its operations, policies or practices.

             On September 13, 2006, Mr. Robert Levy was appointed to the registrant's Board of Directors in place of Mr. Finkenberg.

             In accordance with the rules of the American Stock Exchange, the Board of Directors has made an affirmative determination that Mr. Levy is an independent director, as defined in section 121 of the Rules of the American Stock Exchange (the "Rules"). The Board of Directors has also determined that Mr. Levy meets the criteria set forth in section 803 of the Rules, and has appointed him as a member of the registrant's Audit Committee. The registrant is a "controlled company" as that term is defined in Section 801(a) of the Rules of the American Stock Exchange.

             Mr. Levy has written and/or produced motion pictures for over 20 years and is a principal partner in Tapestry Films. His recent production credits include The Wedding Crashers, starring Vince Vaughn, Owen Wilson, Rachel McAdams and Christopher Walken; Underclassman, starring Nick Cannon; Serendipity starring John Cusack and Kate Beckinsale; The Wedding Planner starring Jennifer Lopez and Matthew McConaughey; National Lampoon's Van Wilder starring Ryan Reynolds; Van Wilder 2: The Rise of Taj, starring Kal Penn; She's All That starring Freddie Prinze Jr. and Rachael Leigh Cook; and Employee of the Month, starring Dane Cook, Jessica Simpson and Dax Shepard. Mr. Levy has also been the executive producer on the films Swing, Black & White, Payback, The Chain, The Granny, and Dark Tide. He was not only the executive producer, but he also wrote the story for the classic film Smokey and the Bandit, starring Burt Reynolds. Mr. Levy has also directed and produced A Kid in Aladdin's Court, the sequel to A Kid in King Arthur's Court, which was produced by Tapestry Films. Mr. Levy graduated from the University of California at Los Angeles and received a producing fellowship from the American Film Institute.

             Except as otherwise disclosed herein, Mr. Levy does not have, nor has he had during the past two years, a direct or indirect material interest in any transaction with the registrant.


Item 9.01    Financial Statements and Exhibits

             Exhibit 99      Press Release


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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 14, 2006

                                       NATIONAL LAMPOON, INC.



                                       By:  /s/ Daniel S. Laikin
                                            ------------------------------------
                                            Daniel S. Laikin,
                                            Chief Executive Officer